                                                                  Exhibit 10.11

                              EMPLOYMENT AGREEMENT
                              --------------------


     This Employment Agreement (the "Agreement") is dated as of January 7, 1997 between Primark Corporation (the "Company"), and Joseph E. Kasputys (the "Employee").

     WHEREAS, the Board of Directors of the Company has approved and authorized the entry into this Agreement with the Employee to take effect on the Effective Date, as defined in Paragraph 6 herein;

     WHEREAS, the parties desire to enter into this Agreement setting forth all of the terms and conditions of the employment relationship of the Employee with the Company.

     NOW, THEREFORE, it is agreed as follows:


     1. EMPLOYMENT. The Employee shall be employed as Chairman, President and Chief Executive Officer of the Company from the Effective Date through the term of this Agreement. As Chief Executive Officer of the Company, the Employee shall render executive, policy, and other management services to the Company of the type customarily performed by persons serving in a similar executive officer capacity and shall report only to the Board of Directors of the Company. The Employee shall also perform such duties as the Board of Directors of the Company may from time to time reasonably direct. During the term of this Agreement, there shall be no material increase or decrease in the duties and responsibilities of the Employee otherwise than as provided herein, unless the parties otherwise agree in writing.

     2. SALARY. The Company agrees to pay the Employee during the term of this Agreement an annual salary of $602,000, with the salary to be increased from time to time as determined by the Board of Directors of the Company. The salary of the Employee shall not be decreased at any time during the term of this Agreement from the amount then in effect, unless the Employee otherwise agrees in writing. The salary under this Paragraph 2 shall be payable by the Company to the Employee in equal installments during each month pursuant to its standard pay practices.

     3.   BONUSES.
          --------

          In addition to his salary under Paragraph 2 hereof, the Employee shall be paid an annual bonus in an amount determined based on the extent to which Company performance goals, as established by the Compensation Committee of the Board of Directors (the "Committee") each year, have been achieved by the Company during the year for which the bonus is paid. If such goals have been achieved but not exceeded in any year, Employee shall be paid a bonus equal to 60% of his annual salary. It is expressly understood and agreed that the amount of bonus shall increase or decrease depending upon the amount by which the actual financial results for the Company vary from the goals. In no event, however, shall the Employee's annual bonus be greater than $1 million or be less than $120,000 (this minimum bonus amount is hereinafter referred to as the "Annual Guaranteed Bonus"). Employee agrees that an amount equal to at least 50% of his Annual Guaranteed Bonus (after applicable taxes) shall be paid by Employee to the Company in partial satisfaction of his payment obligations under promissory notes that he has with the Company. The Committee shall certify in writing before an annual bonus in excess of $120,000 is paid that the performance goals were attained."

     4.   STOCK OPTIONS.
          -------------
                  (a) Subject to the terms and conditions set forth in the Primark Corporation Non-Qualified Stock Option Agreement ("Stock Option Agreement") which is attached hereto as Exhibit A, the Company hereby grants to Employee a non-qualified stock option ("Option") to purchase the number of shares of the Company's common stock set forth in Exhibit A.

                  (b) Simultaneously with the execution of this Agreement, the Company shall execute the Stock Option Agreement and the Registration Rights Agreement in the form attached hereto as Exhibit B.

     5.   PARTICIPATION IN RETIREMENT AND EMPLOYEE BENEFITS PLANS; INSURANCE;
          -------------------------------------------------------------------
          OTHER FRINGE BENEFITS.
          ----------------------
                  (a) The Employee shall be entitled to participate in any plan of the Company relating to pension, profit-sharing, group life insurance, medical coverage, education, or other retirement or employee benefits that the Company has adopted or may adopt for the benefit of its executive officers.

                  (b) The Company shall provide the Employee with annual retirement compensation for life in an amount which, after including all amounts paid to the Employee under the Company's defined benefit plan, if any, shall equal 55% of the salary (not including bonus) payable to the Employee during the final year prior to the date of the Employee's retirement from the Company at age 62 or later. In the event that the Employee predeceases his spouse at the time of his retirement or thereafter, such spouse shall be entitled to receive annual payments for life in an amount equal to 60% of that which otherwise would have been payable to the Employee. In the event that the Employee dies prior to his retirement from the Company, his spouse shall be entitled to receive until such date on which the Employee would have become 65 years of age annual payments equal to 50% of the Employee's final salary until such time as the Employee would have reached age 65 and annual payments of 33% of such salary for life. The obligations created by this paragraph shall continue beyond the term of this Agreement, provided, however, that in the event that, prior to reaching age 62, the Employee is terminated with cause during the term of this Agreement, or the Employee voluntarily terminates his employment relationship with the Company during such term, the obligations created in this paragraph shall also terminate. If the Employee is terminated without cause prior to reaching age 62, he will be entitled to reduced retirement compensation calculated in the same manner as set forth in Paragraph 11 of this Agreement. The payments provided for in this Paragraph 5(b) shall be in lieu of any payments pursuant to the Supplemental Death Benefit and Retirement Income Plan Agreement.

                  (c) The Employee shall be entitled to receive up to $10,000 annually as reimbursement for expenses incurred in obtaining tax and estate planning assistance.

                  (d) The Employee shall be entitled to participate in any other fringe benefits which are now or may be or become applicable to the Company's executive officers, including participation in stock-based plans, the payment of reasonable expenses for attending annual and periodic meetings of trade associations, the provision of an automobile for business use, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Employee under this Agreement.

                  (e) Participation in these retirement and employee benefit plans, insurance and other fringe benefits shall not reduce the salary or bonuses payable to the Employee under Paragraphs 2 and 3 hereof, respectively.

     6. TERM. The term of this Agreement shall be for a period commencing on the date hereof ("Effective Date"), and ending on December 31, 2001.

     7. STANDARDS. The Employee shall perform the Employee's duties and responsibilities under this Agreement in accordance with such reason-able standards as may be established from time to time by the Board of Directors of the Company. Employee shall report only to the Board of Directors of the Company. The reasonableness of such standards shall be measured against standards for executive performance generally prevailing in the industries in which the Company conducts business.

     8. VOLUNTARY ABSENCES; VACATIONS. The Employee shall be entitled, without loss of pay, to be absent voluntarily for reasonable periods of time from the performance of the duties and responsibilities under this Agreement. All such voluntary absence shall count as paid vacation time, unless the Board of Directors of the Company otherwise approves. The Employee shall be entitled to an annual paid vacation of at least six weeks per year or such longer period as the Board of Directors of the Company may approve. The timing of paid vacations shall be scheduled in a reasonable manner by the Employee.

     9.   TERMINATION OF EMPLOYMENT.

                  (a) The Board of Directors of the Company may terminate the Employee's employment during the term of this Agreement at any time with or without cause (as defined below), but any termination by the Board of Directors other than termination for cause shall not, unless otherwise provided herein, prejudice the Employee's right to compensation or other benefits under this Agreement and upon any termination without cause all options granted to the Employee shall be exercisable in accordance with the terms of their governing documents. The Employee's employment during the term of this Agreement may be terminated by a two-thirds vote of all of the members of the Board of Directors of the Company for cause by written notice to the Employee setting forth in reasonable detail the nature of such cause. Only the following shall constitute "cause" for such termination: the refusal to perform duties assigned in accordance with the Employee's employment agreement with the Company; or overt and willful disobedience of orders or directives issued to the Employee by the Company and within the scope of the Employee's duties to the Company; or conviction or commission of illegal acts in connection with the performance of duties on behalf of the Company, which refusal, disobedience or commission of illegal acts shall continue for more than thirty days after written notice is given to the Employee pursuant to a two-thirds vote of all of the members of the Board of Directors of the Company, such notice to set forth in reasonable detail the nature of the Board's determination. A termination of employment by the Employee after a "substantial breach" (as defined below) of this Agreement by the Company shall be considered for all purposes of this Agreement a termination of the Employee's employment by the Company without cause. Notwithstanding anything in this Agreement to the contrary, under no circumstances may the Employee's employment hereunder be terminated by the Company without cause except as set forth in the preceding sentence. "Substantial breach" shall mean (i) the assignment of the Employee to any position or duties materially inconsistent with the provisions of Paragraph 1 hereof; (ii) a reduction by the Company in the Employee's salary as specified in Paragraph 2 hereof; (iii) the failure by the Company to pay to the Employee the bonus provided for in Paragraph 3 hereof; or (iv) the failure by the Company to allow the Employee to participate in other benefit programs as provided in Paragraph 5 hereof, provided, however, that the term "substantial breach" shall not include an immaterial breach by the Company of any provisions of this Agreement, including clauses (i) and (iv) above, which does not result in substantial detriment to the Employee. The Employee shall have no right to receive compensation or other benefits for any period after termination for cause.

                  (b) The parties acknowledge and agree that damages which will result to Employee for termination by the Company without cause shall be extremely difficult or impossible to establish or prove, and agree that, unless the termination is for cause, the Company shall be obligated, concurrently with such termination, to make a lump sum cash payment to the Employee as severance pay of an amount equal to the sum of the following:

                           (i)      Two times the amount of the Employee's then
annual salary as provided in Paragraph 2 hereof;

                           (ii)     An amount equal to the bonus paid to the
Employee in the year prior to termination pro-rated for the time Employee has worked in the year of termination;

                           (iii)    The Company shall at its sole cost and
expense provide Employee with health insurance, life insurance and disability insurance for a period of two years following termination in the same amounts provided prior to termination;

The Employee agrees that, except for such other payments and benefits to which the Employee may be entitled as expressly provided by the terms of this Agreement, such severance pay shall be in lieu of all other claims which the Employee may make by reason of such termination. Such payment to the Employee shall be made on or before the Employee's last day of employment with the Company. The severance pay amount shall not be reduced by any compensation which the Employee may receive for other employment with another employer after termination of his employment with the Company.

         10. NONPERFORMANCE BY COMPANY. If the Company fails to make timely payment of the amounts then owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred by the Employee in taking action to collect such amounts or otherwise to enforce this Agreement, plus interest on such amounts at the rate of one percent above the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by the Wall Street Journal), compounded monthly, for the period from the date the payment is due to be paid to the Employee until payment is made.

         11. DISABILITY. If the Employee shall become disabled or incapacitated to the extent that the Employee is unable to perform the Employee's duties and responsibilities hereunder, the Employee shall be entitled to receive (in addition to the insurance benefits provided for in Paragraph 5 hereof) disability benefits of the type provided for other executive officers of the Company. In such event, the Employee shall be entitled to receive the retirement compensation as specified in Paragraph 5(b), reduced by 2% for each full year not worked by the Employee prior to age 62.

         12. NO ASSIGNMENTS. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. Except for the obligations of the Company under Paragraph 5(b) hereof, this Agreement shall terminate immediately upon the death of the Employee.

         13. OTHER CONTRACTS. The Employee shall not, during the term of this Agreement, have any other paid employment other than with a subsidiary of the Company or provide services to any other Company other than services to a subsidiary of the Company, except that the Employee may be a member of the Board of Directors of companies not affiliated with the Company, with the prior approval of the Board of Directors of the Company. This provision shall not apply with respect to Lifeline Corporation and The Hitachi Foundation where Employee currently serves as Director and Trustee respectively. This Agreement supersedes and cancels the agreement dated as of February 21, 1992 between the parties hereto.

         14. RESTRICTIVE COVENANTS. As consideration for the execution of this Agreement by the Company and the grant of the Option, the Executive covenants and agrees as follows:

                  (a) For the twelve month period following termination of his employment, the Employee shall not solicit business from any person, firm or entity which was a customer of the Company or any of its subsidiaries at any time within one year preceding the termination date of the Employee's employment with the Company, induce or attempt to induce any such customer to reduce its business with the Company or any of its subsidiaries, or solicit or attempt to solicit any employees of the Company or any of its subsidiaries to leave the employ of the Company or any of its subsidiaries.

                  (b) For a period of one year following termination of his employment with the Company, the Employee shall keep confidential and not disclose to any person, firm or corporation the trade secrets or confidential information or knowledge relating to the business of the Company or any of its subsidiaries.

         15. AMENDMENTS OR ADDITIONS; ACTION BY BOARD OF DIRECTORS. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto. Except as otherwise provided in this Agreement, the prior approval of the Board of Directors of the

Company shall be required in order for the Company to authorize any amendments or additions to this Agreement, to give any consents or waivers of provisions of this Agreement, or to take any other action under this Agreement including any termination of employment under Paragraph 9(a) hereof.

         16. PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         17. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         18. GOVERNING LAW. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the Commonwealth of Massachusetts.

         19. ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Employment Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Company, one by the Employee and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association. Such arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Paragraph 18. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Employee to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of the Employee's rights under this Agreement, the Company shall pay or the Employee shall be entitled to recover from the Company, as the case may be, the Employee's reasonable attorneys' fees and other reasonable costs and expenses in connection with the enforcement of said rights (including the enforcement of any arbitration award in court) regardless of the final outcome, unless and to the extent the arbitrators shall determine that under the circumstances recovery by the Employee of all or a part of any such fees and costs and expenses would be unjust.

         20. SHAREHOLDER APPROVAL. This Agreement shall be subject to the approval of the shareholders of the Company at the next Annual Meeting of Shareholders and shall be of no further force or effect unless such approval is obtained in a separate vote by the affirmative vote of a majority of the voting shares present or represented and entitled to vote at such meeting. In the event that such shareholder approval is not forthcoming, the Option granted under Paragraph 4 of this Agreement shall not become exercisable and shall otherwise become cancelled.


ATTEST:                                      PRIMARK CORPORATION

/s/ LINDA LUKE LEE                           By /s/ MICHAEL R. KARGULA
-----------------------------                   --------------------------------
Assistant Secretary                             Senior  Vice  President, General
                                                Counsel and Secretary


WITNESS:                                     EMPLOYEE


/s/ JILL A. HOGUE                            /s/ JOSEPH E. KASPUTYS
-----------------------------                -----------------------------------
                                             Joseph E. Kasputys

                                                                  Exhibit 10.11

                               PRIMARK CORPORATION
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                      ------------------------------------


     This Non-Qualified Stock Option Agreement (the "Option Agreement") is made this 7th day of January, 1997, by and between Primark Corporation, a Michigan corporation (the "Company") and Joseph E. Kasputys (the "Optionee").

     WHEREAS, the Company has determined that it is desirable and in its best interests to grant to the Optionee an option to purchase a certain number of shares of the Company's Common Stock (the "Stock");

     WHEREAS, this Option Agreement and the grant of the option to the Optionee have been authorized and approved by the Compensation Committee of the Board of Directors of the Company (the "Committee");

     NOW, THEREFORE, in consideration of the mutual promises and covenants, and subject to the conditions, contained herein, the parties hereto do hereby agree as follows:


     1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, the Company hereby grants to the Optionee the right and option (the "Option") to purchase from the Company, on the terms and subject to the conditions hereinafter set forth, 1,000,000 shares of Stock.

     2. PRICE. The purchase price (the "Option Price") for the shares of Stock subject to the Option granted by this Option Agreement shall be as follows:

          (a) For 500,000 shares of Stock subject to the Option, the Option Price is $24.25 per share, which price is not less than the closing price of a share of Stock on the New York Stock Exchange on the date of grant;

          (b) For 250,000 shares of Stock subject to the Option, the Option Price is $30.313 per share, which price is not less than 125% of the closing price of a share of Stock on the New York Stock Exchange on the date of grant; and

          (c) For the remaining 250,000 shares of Stock subject to the Option, the Option Price is $36.375 per share, which price is not less than 150% of the closing price of a share of Stock on the New York Stock Exchange on the date of grant.

     3.   EXERCISE OF OPTION.
          ------------------

          (a) Except as otherwise provided herein and provided the Optionee is an employee of the Company at each vesting date, the Option granted pursuant to this Option Agreement shall become exercisable in the following installments:

               (i) That portion of the Option covering the 500,000 shares of Stock referred to in Section 2(a) above shall be exercisable on or after the second anniversary of the date of grant of the Option;

               (ii) That portion of the Option covering the 250,000 shares of Stock referred to in Section 2(b) above shall be exercisable on or after the third anniversary of the date of grant of the Option; and

               (iii) That portion of the Option covering the 250,000 shares of Stock referred to in Section 2(c) above shall be exercisable on or after the fourth anniversary of the date of grant of the Option.

Notwithstanding the foregoing, the vesting of such Option shall be accelerated, in the sole discretion of the Committee, in the event that the Optionee develops a successor as Chief Executive Officer of the Company.

         (b) In the event of a "Change of Control" (as defined in Section 2 of the Change of Control Compensation Agreement dated April 30, 1987 between the Company and Optionee):

               (i) all of the shares of common stock with respect to which the Option was not previously exercisable and vested shall become fully exercisable and vested; and

               (ii) if the Optionee so elects, the value of the Option shall, to the extent exercisable and vested (after application of the preceding clause (i)), be cashed out on the basis of the "Change of Control Price" as of the date the Change of Control occurs or such other date as the Board of Directors of the Company may determine prior to the Change of Control.

         (c) For purposes of this Paragraph 3, "Change of Control Price" means the higher of (i) the highest price per share paid or offered in any transaction related to a Change of Control of the Company or (ii) the highest price per share paid in any transaction reported on the exchange on which the common stock is traded, at any time during the preceding sixty day period, as determined by the Board of Directors of the Company.

         (d) During the lifetime of the Optionee, only the Optionee (or, in the event of the Optionee's legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option.

         (e) The Optionee may exercise the Option only while the Optionee is employed by the Company or any corporation in which the Company owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock (a "Subsidiary"), and immediately upon the Optionee's termination of employment the Option shall terminate and the Optionee shall have no further right to purchase shares of Stock under this

Option, except as provided in Subsections (f), (g) and (h) of this Section. However, if the Optionee's employment with the Company is terminated without cause, all options granted to Executive hereunder shall become fully vested and all such options shall be exercisable until the 90th day following the date of such termination. Any options remaining unexercised shall thereafter immediately terminate.


            (f) In the event of the Optionee's death while employed by the Company or within three years following the Optionee's retirement from the Company at age 62 or older, the Optionee's designated beneficiary or, in the absence of a beneficiary designation, the personal representative or legatees or distributees of the Optionee's estate, as the case may be, shall have the right to exercise all or any part of the Option to the extent the Option was exercisable on the date of the Optionee's death, only until the later of one year after the date of the Optionee's death and three years after the Optionee's retirement from the Company at age 62 or older but in any event not later than the original expiration date of the Option. The Optionee may designate to the Company on a form provided by the Company for that purpose, a beneficiary who may exercise the Option after the Optionee's death under this Subsection (f). Such designation may be cancelled or changed by the Optionee in his discretion, but no cancellation or change will be recognized by the Company unless effected in writing on a form provided by the Company for that purpose and filed with the Company.

            (g) If the Optionee's termination of employment is by reason of "permanent and total disability" (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), the Optionee or the Optionee's guardian or legal representative shall have the right to exercise all or any part of the Option to the extent the Option was exercisable at the time of such termination of employment, at any time within one year after such termination of employment but not later than the original expiration date of the Option.

            (h) Upon termination of employment from the Company by reason of retirement at age 62 or older, the Option may be exercised, to the extent that the Option was exercisable on the date of such termination of employment, only until the earlier of three years after the date of such termination of employment or the original expiration date of the Option.

            (i) The Option shall terminate upon the earlier of (i) the expiration of a period of ten years from the date of grant of the Option, as set forth in Section 13 below; or (ii) the Optionee's termination of employment with the Company or a subsidiary, unless such termination falls within the scope of the penultimate sentence of Subsection (e) or within Subsection (f), (g) or (h) of this Section and in such event upon the expiration of the period after the Optionee's termination of employment within which the Option is exercisable as specified in such subsections.

          (j) In no event shall the Optionee be entitled to exercise the Option unless and until this Agreement shall have been approved in a separate vote by the affirmative vote of the holders of a majority of the voting shares of the Company present or represented and entitled to vote at the Company's next annual meeting of shareholders.

        4. METHOD OF EXERCISE OF OPTION. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by delivering written notice of exercise to the Company, at its principal office, addressed to the attention of the Secretary of the Company, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price for the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of the Option shall be made (i) in cash or in cash equivalent, or (ii) by delivery of a promissory note to the Company, in accordance with the provisions set forth below, or (iii) by delivery of shares of Stock, unless otherwise prohibited by the Committee, having at the time the Option is exercised, an aggregate fair market value equal to the portion of the Option price not paid for in cash or by promissory note. Upon exercise of the Option the Optionee may borrow from the Company an amount not exceeding the lesser of 80% of the fair market value on the exercise date of the shares for which the Option is being exercised or 100% of the Option Price. Any such loan shall be evidenced by a promissory note, in a form previously approved by the Company, which shall bear interest at the minimum rate required to preclude the imputation of interest under applicable provisions of the Code. The term of the note shall not exceed three years; PROVIDED, HOWEVER, that upon the Optionee's termination of employment with the Company or a subsidiary, other than by reason of the death, permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee or retirement from the Company by the Optionee and other than as described in the immediately following sentence, the balance of the note together with interest accrued thereon shall become immediately due and payable. In the event that the Executive's employment is terminated by the Company without cause, the balance of the note together with interest accrued thereon shall be due and payable on the 90th day following such termination date. If the person exercising the Option is not the Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. An attempt to exercise the Option granted hereunder other than as set forth above shall be invalid and of no force and effect.

     Promptly after exercise of the Option as provided for above, the Company shall deliver to the person exercising the Option a certificate or certificates for the shares of Stock being purchased; PROVIDED, HOWEVER, that certificates for any shares paid for by delivery of a promissory note shall be retained by the Company accompanied by a separate stock power endorsed in blank by the Optionee, in pledge as security for the payment of the promissory note. In the event that the balance of principal and interest owing under the promissory note on the last business day of any month exceeds 90% of the fair market value of those shares held in pledge as security for payment of such principal and interest, the Company shall notify the Optionee that an additional amount is due and payable within seven days to the Company so as to reduce the balance owing under such promissory note to within 80% of the fair market value of such shares. In total or partial satisfaction thereof, the Optionee may pledge additional shares of Stock provided that certificates for such shares are delivered to the Company accompanied by a separate stock power endorsed in blank by the Optionee. In the event additional shares of Stock are delivered to the Company pursuant to the preceding sentence, such shares shall be valued at the closing price of the Stock on the New York Stock Exchange on the business day immediately prior to the day the Company receives such shares from the Optionee. Any dividends on the shares held in pledge in connection with the loan shall be paid to the Company on behalf of the Optionee and first shall be applied by the Company against unpaid interest and thereafter to unpaid principal owed under the note.

     5. LIMITATION ON TRANSFER. The Option is not transferable by the Optionee, other than by will or the laws of descent and distribution in the event of death of the Optionee.

     6. RIGHTS AS SHAREHOLDER. Neither the Optionee nor any executor, administrator, distributee or legatee of the Optionee's estate shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any shares of Stock transferable hereunder unless and until such shares have been fully paid and certificates representing such shares have been endorsed, transferred and delivered, and the name of the Optionee (or of such personal representative, administrator, distributee or legatee of the Optionee's estate) has been entered as the shareholder of record on the books of the Company.

     7.   EFFECT OF CHANGES IN CAPITALIZATION.
          ------------------------------------

          (a) CHANGES IN STOCK. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the date the Option is granted, a proportionate and appropriate adjustment shall be made by the Company in the number and kind of shares subject to the Option, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in the Option shall not change the total Option Price with respect to shares subject to the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Option Price per share.

          (b) REORGANIZATION IN WHICH THE COMPANY IS THE SURVIVING CORPORATION. Subject to Subsection C of this Section, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, the Option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregated Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

          (c) REORGANIZATION IN WHICH THE COMPANY IS NOT THE SURVIVING CORPORATION OR SALE OF ASSETS OR STOCK. Upon the dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board which results in any person or entity owning eighty percent (80%) or more of the combined voting power of all classes of stock of the Company, the Option hereunder shall terminate, except to the extent provision is made in connection with such transaction for the continuation and/or the assumption of the Option, or for the substitution for the Option of new options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Option shall continue in the manner and under the terms so provided. In the event of any such termination of the Option, the entire Option shall become fully vested and exercisable and the Optionee shall have the right (subject to the limitations on exercise set forth in Section 3 above), for thirty (30) days immediately prior to the occurrence of such termination, to exercise the Option in whole or in part, to the extent the Option had not expired. The Company shall send written notice of an event that will result in such a termination to the Optionee not later than the time at which the Company gives notice thereof to its shareholders.

            (d) ADJUSTMENTS. Adjustments specified in this Section relating to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     8. GENERAL RESTRICTIONS. The Company shall not be required to sell or issue any shares of Stock under the Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or by the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act of 1993 (as now in effect or as hereafter amended), unless a registration statement under such Act is in effect with respect to the shares of Stock covered by the Option, the Company shall not be required to sell or issue such shares unless the Company has received evidence satisfactory to it that the holder of the Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Company shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as not in effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirements that the Option shall not be exercisable unless and until the shares of Stock covered by the Option are registered or are subject to an available exemption from registration, the exercise of the Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

     9. WITHHOLDING OF TAXES. The parties hereto recognize that the Company may be obligated to withhold federal and local income taxes and Social
Security taxes to the extent that the Optionee realizes ordinary income in connection with the exercise of the Option. The Optionee agrees that the Company may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Optionee, and also agrees that upon demand the Optionee will promptly pay to the Company having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. Unless otherwise prohibited by the Committee, the Optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment, (2) authorizing the Company to withhold from the shares of Stock otherwise issuable to the Optionee as a result of the exercise of the Option that number of shares having a fair market value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding tax obligation; or (3) delivering to the Company owned and unencumbered shares of Stock having a fair market value as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding tax obligation. A participant's election to pay the withholding tax obligation by either of the latter two means of payment is irrevocable and may be disapproved by the Committee.

     10. DISCLAIMER OF RIGHTS. No provision in this Option Agreement shall be construed to confer upon the Optionee the right to be employed by the Company or any subsidiary, or to interfere in any way with the right and authority of the Company or any subsidiary to terminate any employment or other relationship between the Optionee and the Company or any subsidiary, or to obligate the Company to appoint the Optionee as the President of the Company.

     11. INTERPRETATION OF THIS OPTION AGREEMENT. All decisions and interpretations made by the Committee or the Board of Directors of the Company with regard to any question arising under this Option Agreement shall be binding and conclusive on the Company and the Optionee and any other person entitled to exercise the Option as provided for herein.

     12. GOVERNING LAW. This Option Agreement is executed pursuant to and shall be governed by the laws of the State of Massachusetts (but not including the choice of law rules thereof).

     13. DATE OF GRANT. The date of grant of this Option is January 7, 1997, subject to approval of this Agreement by the shareholders of the Company as provided in Section 3(i) above.

     14. BINDING EFFECT. Subject to all restrictions provided for in this Option Agreement and by applicable law relating to assignment and transfer of this Option Agreement and the option provided for herein, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

     15. NOTICE. Any notice hereunder by the Optionee to the Company shall be in writing and shall be deemed duly given if mailed or delivered to the Company at its principal office, addressed to the attention of the Committee, or if so mailed or delivered to such other address as the Company may hereafter designate by notice to the Optionee. Any notice hereunder by the Company to the Optionee shall be in writing and shall be deemed duly given if mailed or delivered to the Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Company.

     16. ENTIRE AGREEMENT. This Option Agreement, the Change of Control Compensation Agreement, Registration Rights Agreement and the Employment Agreement entered into between the Company and the Optionee constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Neither this Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the Optionee; PROVIDED, HOWEVER, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Option Agreement, or caused this Option Agreement to be duly executed on their behalf, as of the day and year first above written.

ATTEST:                                              PRIMARK CORPORATION




/s/ LINDA LUKE LEE                    By: /s/ MICHAEL R. KARGULA
---------------------------              ---------------------------------------
                                      Title: SR. Vice President & General
                                             Counsel & Secretary
                                           -------------------------------------



                                      OPTIONEE:

                                      /s/ JOSEPH E. KASPUTYS
                                      ------------------------------------------
                                      Joseph E. Kasputys


                                      ADDRESS FOR NOTICE TO OPTIONEE:


                                      ------------------------------------------

                                      ------------------------------------------

                                      ------------------------------------------

                        NOTICE OF BENEFICIARY DESIGNATION
                        ---------------------------------


     Pursuant to Section 3f of that certain Primark Corporation Non-Qualified Stock Option Agreement dated January 7, 1997 (the "Agreement"), I hereby revoke all prior designations and designate ________________ as my beneficiary under the Agreement in the event of my death. I understand that this designation may be cancelled or changed by me at any time by filing a new written Notice of Beneficiary Designation with Primark Corporation at its principal offices, directed to the attention of the Secretary.

                                           OPTIONEE:


Date: /s/ LINDA LUKE LEE                   /s/ JOSEPH E. KASPUTYS
     -------------------------             ------------------------------------
                                           Joseph E. Kasputys



                                           WITNESS:


                                           /s/ MICHAEL R. KARGULA
                                           ------------------------------------
                                           Michael R. Kargula